UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2021

OMNIA WELLNESS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-211986	98-1291924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 18th Street

Suite 3000

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 325-3738

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 in this Form 8-K regarding the Note (as defined in Item 2.03) and in Item 5.02 in this Form 8-K regarding the CFO Consulting Agreement (as defined in Item 5.02), in each case is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 9, 2021 (the “Issue Date”), Omnia Wellness Inc. (the “Company”) executed a convertible promissory note (the “Note”) with an investor (the “Lender” ) who loaned to the Company $100,000 (the “Loan”).

The Note will be payable on earlier of: (a) the one year anniversary of the Issue Date or (b) the Conversion Date (as defined in the Note) or other event pursuant to which Conversion Shares (as defined in the Note) are to be issued pursuant to the terms of the Note (the “Maturity Date”).

All the outstanding principal and accrued interest on the Note shall convert into New Round Stock (as defined in the Note) upon the consummation of the next equity round of financing of the Company in whatever form or type that raises $2,000,000 or more of gross proceeds (a “Qualified Financing”), based upon a conversion price equal to a 20% discount to the actual price per New Round Stock in the Qualified Financing.

Additionally, at any time before the Maturity Date, at the option of the Lender, all of the outstanding principal and accrued interest on the Note shall convert into the Company’s common stock, based upon a conversion price equal to a 25% discount to the average closing price of the common stock on the primary trading market thereof for the five-trading day period ending on the latest complete trading day prior to the delivery date of the notice of conversion.

The Company intends to use the net proceeds from the Loan for its general working capital.

The Note contains customary events of default, which, if uncured, entitle the Lender to accelerate the due date of the unpaid principal amount of the Note.

The foregoing is a brief description of the terms of the Note and is qualified in its entirety by reference to the full text of the Note, the form of which is included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On or about March 15, 2021, the Company issued:

●	An aggregate of 514,392 shares of common stock to existing lenders upon the previous conversion of such lenders’ loans to the Company of approximately $925,905 in principal plus accrued interest. All such shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as no general solicitation was used in the offer and sale of such securities.

●	An aggregate of 270,000 shares of common stock to existing lenders as consideration for the previous extension of the maturity dates of existing loans to the Company held by such lenders. All such shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as no general solicitation was used in the offer and sale of such securities.

●	An aggregate of 247,800 shares of common stock to consultants as consideration for services provided by such consultants to the Company. The issuance of such shares was exempt from registration under Section 4(a)(2) under the Securities Act as a transaction not involving a public offering, as the issuance thereof was made to a limited number of persons or entities as compensation for services rendered.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of March 11, 2021, the Company appointed Dr. Andrew E. Trumbach, age 59, as its Chief Financial Officer.

Since 1992, Dr. Trumbach has been a consultant providing tax, accounting and financial analysis services and accounting information systems solutions to middle market companies and family owned businesses.

From 2008 to 2014, Dr. Trumbach was a part-time Professor at Nova Southeastern University, H. Wayne Huizenga School of Business and Entrepreneurship, where he taught classes on accounting, management and cost accounting, and accounting information systems.

He was the CFO of a holding company from 2008 to 2019 that owned and operated one of the largest perfume distribution business operating worldwide. The company acquired and managed affiliated companies that included over 45 retail stores and a duty-free company operating airline, cruise, and retail duty free and duty paid concessions located in cruise, airport, and border locations worldwide.

Prior to 2008, Dr. Trumbach spent 14 years as the CFO/CIO and Sr VP of a family-owned holding and investment company that included a portfolio that consisted of commercial, industrial, and residential real estate holdings, mining operations, outdoor advertising, publishing, polling, water and sewer utility, mobile home parks, data centers, and funeral homes.

Prior to moving to industry, Dr. Trumbach spent three years working in an international accounting firm and five years in a regional firm working in public accounting in both the Caribbean and the United States.

Dr. Trumbach is currently a director of Borrowmoney.com, Inc. (OTCPink:BWMY).

In addition to a Bachelor of Science degree in Accounting and a Master of Business Administration degree, Dr. Trumbach has earned Doctorate degrees in both Information Technology Management and Accounting. He has undertaken numerous consulting projects for major companies in the United States and the Caribbean.

The Company entered into a CFO Consulting Agreement with Dr. Trumbach, dated as of March 11, 2021 (the “CFO Consulting Agreement”). Pursuant to the CFO Consulting Agreement, Dr. Trumbach will serve as the non-employee chief financial officer of the Company on a part-time basis. The term of the CFO Consulting Agreement is one year, subject to the Company’s right to terminate on 30 days’ written notice.

As compensation for the services to be provided by Dr. Trumbach, the Company shall pay an initial $2,000/month, which amount will be reviewed in thirty days and adjusted based on the amount of back work or other projects that may have to be completed outside the normal scope contemplated by the CFO Consulting Agreement.

The foregoing is intended only to be a summary of the CFO Consulting Agreement and is qualified in its entirety by reference to the CFO Consulting Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on 8-K, and which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Convertible Promissory Note
10.2	CFO Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 15, 2021

OMNIA WELLNESS INC.

By:	/s/ Steve Howe
Name:	Steve Howe
Title:	Executive Chairman